PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 1, 1999


                                2,597,403 Shares

                                  CONSECO, INC.

               Series F Common-Linked Convertible Preferred Stock

     We are selling 2,597,403 shares of our Series F Common-Linked Convertible Preferred Stock to Thomas H. Lee Equity Fund IV, L.P. (the "Fund") and certain other persons to be designated by the Fund. The convertible preferred stock is convertible at the option of the holder into shares of Conseco common stock at a conversion rate of 10 shares of common stock for each share of convertible preferred stock, equivalent to a conversion price of $19.25 per share of common stock, subject to adjustments as described under "Description of Convertible Preferred Stock-Conversion Adjustments" at page S- 10 of this prospectus supplement.

     Our convertible preferred stock is not redeemable. Dividends on the convertible preferred stock are cumulative from the date of issuance and are payable in cash in an amount not less than the dividends per share of common stock, multiplied by the conversion rate. If the per share cash dividends on the convertible preferred stock in any fiscal quarter are less than $1.925, the holders of the convertible preferred stock will be entitled to receive an additional dividend per share, in shares of convertible preferred stock, in an amount equal to (a) the difference between (i) $1.925 and (ii) the cash dividend paid in such fiscal quarter, divided by (b) $192.50, subject to adjustments as described under "Description of Convertible Preferred Stock-Other Adjustments" at page S-11 of this prospectus supplement. This prospectus supplement relates to the convertible preferred stock (including any shares subsequently issued as dividends) and the common stock into which the convertible preferred stock is convertible.

                                                         Per Share         Total
                                                         ---------         -----
         Offering Price . . . . . . . . . . . . . . . . . $192.50       $500,000,077
         Proceeds to Conseco (before fees and expenses) . $192.50       $500,000,077

     The convertible preferred stock will not be registered on any exchange, and we do not expect that any market for the convertible preferred stock will develop. The convertible preferred stock will be subject to certain restrictions on transfer described under "Description of Convertible Preferred Stock--Securities Purchase Agreement and Transfer Restrictions" at page S-6. The common stock is traded on the New York Stock Exchange under the symbol "CNC." On November 29, 1999, the last reported sale price for the common stock on the New York Stock Exchange was $18-3/4 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus supplement is November 29, 1999.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement or the prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

           PROSPECTUS SUPPLEMENT
Conseco.................................................................... S-3
Use of Proceeds............................................................ S-4
Market Prices of Common Stock.............................................. S-5
Description of the Convertible Preferred Stock............................. S-6
Certain Federal Income Tax Considerations.................................. S-17
Plan of Distribution....................................................... S-21
Legal Matters.............................................................. S-21

                PROSPECTUS
About This Prospectus...................................................... 3
Where You Can Find More Information........................................ 3
The Securities We May Offer................................................ 4
Conseco, Inc............................................................... 4
The Conseco Trusts......................................................... 5
Use of Proceeds............................................................ 5
Ratios of Earnings to Fixed Charges, Earnings to Fixed
  Charges and Preferred Stock  Dividends and Earnings to
  Fixed Charges, Preferred Stock Dividends and Distributions on Company-Obligated Mandatorily Redeemable Preferred Securities
  of Subsidiary Trusts..................................................... 6
Description of Debt Securities............................................. 6
Description of Capital Stock............................................... 18
Description of Depositary Shares........................................... 22
Description of Warrants.................................................... 25
Description of Preferred Securities
  of the Conseco Trusts.................................................... 26
Description of Guarantees.................................................. 28
Description of Stock Purchase Contracts and Stock Purchase Units........... 31
Plan of Distribution....................................................... 32
Special Note Regarding Forward-Looking Statements.......................... 34
Legal Matters.............................................................. 34
Experts.................................................................... 35

                                     CONSECO

     We are a financial services holding company. We conduct and manage our business through two operating segments, reflecting our major lines of business:
(1) insurance and fee-based operations and (2) finance operations. Our insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance, individual and group major medical insurance and other insurance products. Our finance subsidiaries make, purchase, sell and service consumer and commercial finance loans throughout the United States. Since 1982, we have acquired 19 insurance groups. In 1998, we acquired Conseco Finance Corp. (formerly, Green Tree Financial Corporation), which comprises our finance operations. Our operating strategy is to grow our businesses by focusing our resources on developing and expanding profitable products and strong distribution channels, by actively managing assets to seek to achieve superior investment returns and by controlling expenses.

     Our principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032. Our telephone number is (317) 817-6100.


INSURANCE AND FEE-BASED OPERATIONS

     Supplemental health insurance. These products include Medicare supplement, long-term care and specified disease insurance. Medicare is a federal health insurance program for disabled persons and senior citizens (age 65 and older). Medicare supplement policies provide coverage for many of the medical expenses which the Medicare program does not cover, such as deductibles and coinsurance costs (in which the insured and Medicare share the costs of medical expenses) and specified losses which exceed the federal program's maximum benefits. Long-term care products provide coverage, within prescribed limits, for nursing home, home health care, or a combination of both nursing home and home health care expenses. These products also include specified disease products such as cancer and heart/stroke insurance. These policies generally provide fixed or limited benefits. Payments under cancer insurance policies are generally made directly to, or at the discretion of, the policyholder following diagnosis of, or treatment for, a covered type of cancer. Heart/stroke policies provide for payments directly to the policyholder for treatment of a covered heart disease, heart attack or stroke.

     Annuities. These products include fixed annuities, including equityindexed annuities, and variable annuities sold through both career agents and professional independent producers. A fixed annuity is a savings vehicle in which the policyholder, or annuitant, makes one or more premium payments to the insurance company; the insurer guarantees the principal and accrues a stated rate of interest (which may vary over time) or, in the case of an equity-indexed annuity, a stated rate plus potentially additional amounts determined by reference to an equity index. Variable annuities, sold on a single- or flexible-premium basis, differ from fixed annuities in that the original principal value may fluctuate, depending on the performance of assets allocated pursuant to various investment options chosen by the contract owner.

     Life insurance. These products include traditional life, universal life and other life insurance products. These products are currently sold through career agents, professional independent producers and direct response marketing. Interest-sensitive life products include universal life products that provide whole life insurance with adjustable rates of return related to current interest rates. Traditional life policies include whole life and term life products. Under whole life policies, the policyholder generally pays a level premium over the policyholder's expected lifetime. These policies, which continue to be marketed by Conseco on a limited basis, combine insurance protection with a savings component that increases in amount gradually over the life of the policy. Term life products offer pure insurance protection for a specified period of time--typically one, five, 10 or 20 years.

     Individual and group major medical insurance and other. These products include individual and group major medical health insurance products. The profitability of this business depends largely on the overall persistency of the business in force, claim experience and expense management.


FINANCE OPERATIONS

     This segment provides financing for manufactured housing, home equity, home improvements, consumer products and equipment and provides consumer and commercial revolving credit. Conseco Finance Corp.'s insurance agencies market physical damage and term mortgage life insurance and other credit protection relating to the customers' contracts we service. Conseco Finance Corp. is the largest servicer of manufactured housing contracts in the United States.

     To date, we have pooled and securitized substantially all of the contracts we have originated. Such pools are structured into asset-backed securities which are sold in the public securities markets. We continue to service the loans after the sale. The availability and cost of capital in securitization transactions can materially affect the results of operations of our finance segment.

     See "Where You Can Find More Information" on page 3 of the accompanying prospectus for additional information concerning Conseco.


RECENT DEVELOPMENTS

     In addition to offering the convertible preferred stock, we plan to reduce the cash dividends on our common stock to a quarterly rate of 5 cents per share beginning with the dividend to be paid in April of 2000. We also plan to manage the growth of our finance receivables by focusing on our most profitable operations. In connection with these steps we also plan to reduce our holding company leverage and the leverage in our finance segment over time.


                                 USE OF PROCEEDS

     The proceeds from the sale of the convertible preferred stock are estimated to be approximately $478.2 million (after fees and estimated offering expenses). We expect to add the net proceeds to our capital to support future growth. Initially, the proceeds may be used to reduce short term debt which may include borrowings which have been made from time to time under: (i) a bank credit facility which was entered into in September 1998, matures in September 2003, and has a current weighted average interest rate of
5.68 percent; (ii) commercial paper which was issued on various dates in July through November 1999, matures on various dates in December 1999 through February 2000, and has a weighted average interest rate of 5.90 percent; and
(iii) a credit facility collateralized by retained interests in securitizations, which was entered into in February 1998, matures in February 2000, and has an interest rate of 7.5 percent. All such borrowings were made to provide us with working capital.


                          MARKET PRICES OF COMMON STOCK

      The common stock is listed and traded on the New York Stock Exchange. The following table sets forth the quarterly dividends paid per share and the high and low sales prices per share on the New York Stock Exchange, based upon information supplied by the Exchange. All applicable per share data have been adjusted for Conseco's two-for-one stock split distributed February 11, 1997.

                                                         Market Price
                                                       -----------------      Dividends
         Period                                         High       Low           Paid
         ------                                        ------     ------        ------
1997:
First Quarter...................................       $43-7/8   $30-3/4       $.03125
Second Quarter..................................        42-7/8    34-1/4        .03125
Third Quarter...................................        50        35-1/8        .03125
Fourth Quarter..................................        50-1/16   39-7/8        .12500

1998:
First Quarter...................................       $57-7/8   $38-1/2       $.12500
Second Quarter..................................        58-1/8    43-1/2        .12500
Third Quarter...................................        51-3/4    26-5/8        .12500
Fourth Quarter..................................        38-1/4    22            .14000

1999:
First Quarter...................................       $37-13/16 $26-13/16     $.14000
Second Quarter..................................        35-5/16   28            .14000
Third Quarter...................................        31-15/16  19            .14000
Fourth Quarter (through November 29, 1999)......        25-13/16  18-1/2        .15000


     On November 29, 1999, the last reported sale price of the common stock on the New York Stock Exchange was $18-3/4.

                   DESCRIPTION OF CONVERTIBLE PREFERRED STOCK

     The following summary description of the Series F Common-Linked Convertible Preferred Stock of Conseco is qualified in its entirety by reference to (i) a Securities Purchase Agreement, dated as of November 29, 1999, to be entered into among Conseco, the Fund and the other purchasers of the convertible preferred stock and (ii) Conseco's current Amended and Restated Articles of Incorporation and the additional article setting forth the designations, rights and preferences of the convertible preferred stock referred to below. The Articles of Incorporation are filed as an exhibit to Conseco's filings incorporated by reference in the Registration Statement of which this prospectus supplement is a part and the additional article and the purchase agreement will be filed as exhibits to a Current Report on Form 8-K after the date of this prospectus supplement.

Securities Purchase Agreement and Transfer Restrictions

     The convertible preferred stock is being purchased pursuant to the purchase agreement by the Fund and the other purchasers. The purchase agreement contains various representations, warranties and covenants of the parties and conditions to closing, including expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. We expect that the closing of the sales of the convertible preferred stock will occur in mid-December but could extend past that date. Either Conseco or the purchasers (so long as they are not in material breach of the purchase agreement) can terminate the purchase agreement if the closing has not occurred by January 31, 2000.

     Under the terms of the purchase agreement, the purchasers will agree to not transfer the convertible preferred stock or enter into a hedge transaction with respect to the convertible preferred stock for a period of 18 months after the closing date. A "hedge transaction" by a holder of a Conseco security is the creation of a hedge, entry into of a derivative transaction, or entry into of another financial transaction with respect to securities of Conseco (whether or not the particular securities which are the subject of the transaction are owned by the holder of the Conseco security) such that the holder no longer has all material benefits and risks of ownership of that Conseco security.

     During the standstill period described under "Standstill" at page S-12 of this prospectus supplement, no purchaser of convertible preferred stock may transfer the convertible preferred stock or common stock to any person or any group which (i) prior to such transfer has filed a Schedule 13D with the Securities and Exchange Commission with respect to the common stock, (ii) to the knowledge of the purchaser, based on inquiry of the proposed purchaser, is required to or intends to file a Schedule 13D after consummation of the transfer of the convertible preferred stock or common stock or (iii) to the knowledge of the purchaser, based on inquiry of the proposed purchaser, would be the beneficial owner of more than 10% of the common stock after consummation of the transfer of the convertible preferred stock or common stock.

     So long as these transfer restrictions remain in effect, the purchasers must give us written notice of any transfer at least five business days before the date of the proposed transfer. Otherwise, the purchasers must give us notice of any transfer or hedge of the convertible preferred stock or common stock not later than five days after the happening of such transfer or transaction. The certificates for the convertible preferred stock will bear a restrictive legend that refers to the transfer restrictions contained in the purchase agreement.

     If a purchaser is deemed to be an affiliate of Conseco, sales of convertible preferred stock or common stock generally will require an exemption from the registration requirements of the Securities Act of 1933, as amended, such as compliance with the requirements of Rule 144 under the act.

Ranking

     The convertible preferred stock will rank senior as to dividends and distribution of assets upon liquidation, dissolution or winding up, with respect to Conseco's Series E Preferred Stock, all of which is owned by a wholly owned subsidiary of Conseco, and to the common stock. The terms of the convertible preferred stock do not restrict our ability to issue additional classes of preferred stock, including preferred stock ranking senior or equal to the convertible preferred stock.

Dividends

     Holders of shares of the convertible preferred stock are entitled to receive, when and as declared by Conseco's board of directors out of funds legally available therefor, per share cumulative cash dividends at the time and in an amount not less than the amount declared payable by the board of directors per share of common stock multiplied by the number of shares of common stock into which each share of convertible preferred stock is then convertible. In addition, the holders of shares of convertible preferred stock are entitled to receive, when and as declared by Conseco's board of directors out of legally available assets, any non-cash dividends or distributions (other than dividends or distributions payable in Conseco common stock) in the same type of property paid to holders of common stock or in an amount per share equal to the dividend or distributions payable per share of common stock multiplied by the number of shares of common stock into which a share of convertible preferred stock is then convertible. If the per share cash dividends paid to the holders of the shares of convertible preferred stock in any fiscal quarter are less than $1.925, the holders of the convertible preferred stock shall be entitled to receive an additional dividend per share. The additional dividend will be paid in shares of convertible preferred stock in an amount equal to (A) the difference between (i) $1.925 and (ii) the cash dividend paid in such fiscal quarter, divided by (B) $192.50, subject to adjustment as described under "Other Adjustments" on page S-11 of this prospectus supplement. In-kind dividend payments shall be rounded to the nearest one-hundredth of a share of convertible preferred stock. For a discussion of certain federal income tax considerations relevant to the payment of dividends on the convertible preferred stock, see "Certain Federal Income Tax Considerations" on page S-17 of this prospectus supplement.

     We must declare dividends payable in additional shares of convertible preferred stock on or prior to the last business day of each fiscal quarter, with such dividends being payable on the first business day of the next fiscal quarter commencing January 3, 2000. Dividends in arrears may be declared and paid at any time. Dividends will be cumulative and accrue from the date of issuance of convertible preferred stock. Dividends for the initial dividend period and for any period less than a full fiscal quarter shall be prorated based on the number of days the convertible preferred stock is outstanding during the quarter, computed on the basis of a 90-day quarter, provided that convertible preferred stock issued on the first business day of a quarter will be deemed to be issued on the first day.

     We may not declare a dividend on any other class or series of stock ranking on a parity with the convertible preferred stock unless we also declare like dividends on the convertible preferred stock ratably in proportion to the respective annual dividend rates of the various classes or series of stock. Unless full cumulative dividends on the convertible preferred stock have been paid, or declared and sums set aside for the payment thereof, we will not declare, pay or set apart for payment any dividends (other than in common stock or any other stock of Conseco ranking junior to the convertible preferred stock as to dividends or as to liquidation rights) or make any distribution in cash or other property on any Conseco security ranking junior to the convertible preferred stock as to dividends or upon liquidation; and neither the common stock nor any other Conseco security ranking junior to the convertible preferred stock as to dividends may be redeemed, purchased or otherwise acquired for any consideration (except by conversion into or exchange for other Conseco capital stock ranking junior to the convertible preferred stock as to dividends and except for capital stock acquired by us in connection with the payment of any amounts upon the exercise of our stock options).

Conversion Rights

     Each share of convertible preferred stock will be convertible into 10 shares of common stock at any time at the option of the holder, adjusted as described in "Conversion Adjustments" at page S-10 of this prospectus supplement. In order for a holder to convert shares of convertible preferred stock into shares of common stock, the holder must surrender the certificate or certificates for the shares of convertible preferred stock, at the office of the transfer agent, initially Conseco, for the convertible preferred stock. The certificate or certificates must be accompanied by written notice that the holder is electing to convert all or any number of shares of convertible preferred stock represented by the certificate or certificates. The notice must state the holder's name or the names of the nominees in which the holder wishes the certificate or certificates for shares of common stock to be issued and the number of shares of convertible preferred stock to be converted. If we require, certificates surrendered for conversion must be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to us, duly executed by the registered holder or the holder's attorney duly authorized in writing accompanied by the payment of any applicable transfer taxes. The date of receipt of the certificates and notice by the transfer agent shall be the conversion date, and the conversion will be effective as of the close of business on the conversion date. As soon as practicable after the conversion date, we will issue and deliver a certificate or certificates for the number of shares of common stock to which the holder is entitled, together with cash instead of any fraction of a share based upon the closing price of the common stock on the date of conversion. All shares of convertible preferred stock surrendered for conversion will no longer be deemed to be outstanding and all rights with respect to the shares, including the rights, if any, to receive notices, to vote and to accrual of dividends will immediately cease and terminate at the close of business on the conversion date. We will retire and cancel any shares of convertible preferred stock converted to common stock.

Mandatory Conversion

     Conseco may require that shares of convertible preferred stock be converted as follows:

         o On or after June 15, 2001 and prior to December 15, 2002, upon a notice of proposed transfer from a holder of shares of convertible preferred stock, if the closing price per share of the common stock is $55.00 or greater, as it may be adjusted as described under "Other Adjustments" on page S-11 of this prospectus supplement, for any period of 20 consecutive trading days within the 45 trading days preceding our receipt of a notice to transfer, we may require conversion of any or all of the outstanding shares covered by the notice of proposed transfer at the applicable conversion rate.

         o On or after December 15, 2002, if the closing price per share of the common stock is $55.00 or greater, as it may be adjusted, for twenty consecutive trading days, Conseco may require the conversion by delivering a notice to the holders within fifteen business days following the twentieth consecutive trading day giving rise to the mandatory conversion.

The applicable holders of the convertible preferred stock must surrender their share certificates within ten days of receipt of Conseco's conversion notice.

Conversion Adjustments

         The conversion rate is subject to adjustment if we:

         o        pay a stock dividend,

         o        subdivide or split the outstanding common stock,

         o combine outstanding common stock into a smaller number of shares, or

         o issue by reclassification of shares of common stock any shares of common stock.

     In addition, we will be entitled (but will not be required) to make upward adjustments in the number of shares of common stock into which the convertible preferred stock is convertible as we, in our sole discretion shall determine to be advisable, in order that any stock dividend, subdivision or split of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended (the "Code")) hereafter made by us to our shareholders will not be taxable. All adjustments to the number of shares of common stock into which the convertible preferred stock is convertible will be calculated to the nearest 1/100th of a share of common stock. No adjustment in the number of shares of common stock into which the convertible preferred stock is convertible will be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of common stock into which the convertible preferred stock is convertible provided, however, that any adjustments which, by reason of the foregoing, are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments will be made successively.

     Whenever the number of shares of common stock into which the convertible preferred stock is convertible are adjusted as provided in the preceding paragraph, we will mail a notice to the transfer agent and holders of the shares of convertible preferred stock providing specified information with respect to such adjustment.

     In the case of (i) any consolidation or merger to which we are a party (other than a merger or consolidation in which we are the surviving or continuing corporation and in which the shares of common stock outstanding immediately prior to the merger or consolidation remain unchanged), (ii) any sale or transfer to another entity of our property as an entirety or substantially as an entirety, or (iii) any statutory exchange of securities with another entity (other than in connection with a merger or acquisition), each share of convertible preferred stock shall, after consummation of such transactions, be subject to (A) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of common stock into which such share of convertible preferred stock might have been converted immediately prior to consummation of such transaction and (B) conversion on the date specified by us pursuant to a mandatory conversion into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of common stock into which such share of convertible preferred stock would have been converted if the conversion date specified by us pursuant to a mandatory conversion had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such share of convertible preferred stock (other than previously declared dividends payable to a holder of record as of a prior date). The kind and amount of securities into or for which the shares of convertible preferred stock shall be convertible after consummation of such transaction shall be subject to adjustment as described above under the caption "Conversion Adjustments" following the date of consummation of such transaction. For purposes of the preceding paragraph, any sale or transfer to another entity of our property which did not account for at least 50% of our consolidated net income for our most recent fiscal year ending prior to the consummation of such transaction will not in any event be deemed to be a sale or transfer of our property as an entirety or substantially as an entirety.

Other Adjustments

     All dollar amounts related to the convertible preferred stock, including the dividend rate, the dollar amounts used to calculate dividends paid with shares of convertible preferred stock and the closing price per share of common stock that triggers the mandatory conversion right will be equitably adjusted when there is:

         o        a stock split,
         o        a combination,
         o        a reclassification,
         o        a dividend (other than regular cash dividend),
         o an issuance of rights or warrants to holders of stock to purchase shares of stock,
         o        a consolidation,
         o        a merger,
         o a sale or transfer of our property as an entirety or substantially as an entirety or
         o        any other similar event.

     Any adjustment shall be made by our board of directors (whose determination will be conclusive, final and binding). Promptly after making the adjustment, we will notify the transfer agent for the convertible preferred stock and the holders about the adjustment.

Standstill

     Purchasers of the convertible preferred stock may not, directly or indirectly, unless specifically requested by us in advance:

         o acquire, offer to acquire, seek to acquire or agree to acquire, including by joining a partnership, limited partnership, syndicate or other "group" (i) any material portion of our assets or business or (ii) any of our securities entitled to vote generally in the election of directors or convertible or exercisable or exchangeable for or into such securities to the extent that following the acquisition, the purchasers and their affiliates hold in excess of 9% of our outstanding securities entitled to vote generally on the elections of directors (including any shares issuable upon the exercise, conversion or exchange of securities by the purchasers and their affiliates), except that there is no prohibition on (i) converting shares of convertible preferred stock, (ii) receiving any dividend on shares of convertible preferred stock or common stock or (iii) executing unsolicited buy orders if the purchaser or affiliate is a registered broker-dealer and executes the orders for bona fide accounts of its brokerage customers, unaffiliated and not acting in concert with any purchaser or any affiliate other than the broker-dealer;

         o participate in, or encourage, the formation of any entity or group which owns or seeks to acquire beneficial ownership of, or otherwise acts in respect of, any of our securities entitled to vote generally in the election of directors or convertible or exercisable or exchangeable for or into such securities, other than any group comprised exclusively of the purchasers and their affiliates;

         o make, or in any way participate in, directly or indirectly, any solicitation of proxies or become a participant in any election contest with respect to Conseco, or initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Conseco or induce or attempt to induce any other person to initiate or propose any stockholder proposal, or seek to advise, encourage or influence any person with respect to the voting of any of our securities, or make any communication exempted from the definition of solicitation by the proxy rules of the Securities and Exchange Commission, except that the foregoing limitations will not apply to (i) the election of any director to be elected solely by the holders or (ii) efforts by the holders to cause the election of the director representative contemplated by the purchase agreement;

         o call or seek to have called any meeting of our stockholders, other than any such action taken by the purchasers' representative on our board of directors taken in his or her capacity as a director;

         o (i) initiate, solicit, seek or offer to effect, (ii) negotiate with or provide any information to any party with respect to,
                  (iii) make any statement or proposal, whether written or oral, either alone or in concert with others, to the board, or to any director (other than actions taken by the purchasers' representative on the board of directors, acting in his or her capacity as such, and other than actions taken with respect to a matter approved by the board of directors) or to any other legal or beneficial owner of our securities entitled to vote with respect to, or (iv) otherwise make any public announcement, proposal, offer or filing under the applicable securities laws, or take action to cause us to make any such announcement, proposal, offer or filing with respect to any of the following matters which has not been approved by the board of directors: (A) any tender or exchange offer for our securities or securities of any of our subsidiaries are entitled to vote generally in the election of directors or convertible into or exercisable or exchangeable for such securities, (B) any form of business combination or similar transaction involving us or any of our subsidiaries, including, a merger, tender or exchange offer or liquidation of our assets, (C) any form of restructuring, recapitalization or similar transaction with respect to us or any of our subsidiaries, including, a merger, tender or exchange offer involving us or any of our subsidiaries or liquidation of our assets, (D) any disposition of all or substantially all of our assets, (E) any request to amend, waive or terminate any of the standstill provisions in the purchase agreement or (F) any proposal or other statement inconsistent with the terms of the purchase agreement;

         o take any action challenging the validity or enforceability of any covenant or agreement in the purchase agreement concerning the standstill or the restrictions on transfer described herein; or

         o instigate, advise, assist, encourage or finance (or assist or arrange financing to or for) any person in connection with any of the foregoing.

     Except as described herein, the purchasers of the convertible preferred stock may exercise their voting and other rights granted pursuant to the purchase agreement and the Amended Articles of Incorporation or in connection with any proposed merger, sale of assets or similar transaction or tender or exchange offer proposed by any person not acting in concert with, or affiliated with, any purchaser. The foregoing standstill restrictions will remain in effect until the earlier to occur of:

         o the fifth anniversary of the closing date of the purchase of the convertible preferred stock;

         o the designation of any date by a majority of the members of our board of directors or by written consent of all of our directors;

         o our material breach of any of our obligations contained in the purchase agreement or the Amended Articles of Incorporation;

         o our bankruptcy, insolvency or reorganization or bankruptcy, insolvency or reorganization of one or more of our significant subsidiaries that would have a material adverse effect on us or certain other events of insolvency;

         o without any breach by the purchasers of the restrictions on transfer or standstill provisions described herein, a purchase by any person or group of our securities entitled to vote generally on the elections of directors resulting in such person or group owning 25% or more of our securities that are entitled to be voted for the election of directors or the receipt by such person or group of our agreement or consent to make such acquisition;

         o without any breach by the purchasers of the restrictions on transfer or standstill provisions described herein, the commencement of a tender offer for our securities entitled to vote generally on the elections of directors by any person or group, which tender offer, if consummated would result in such person or group owning 25% or more of the total voting power of our securities entitled to vote generally on the elections of directors, provided that our board of directors has recommended that the holders tender into such tender offer and that the standstill restrictions will remain in full force and effect if any such tender offer is withdrawn or terminated or expires without extension; or

         o termination of the purchase agreement, provided the purchasers have not purchased any convertible preferred stock and have not violated the purchase agreement.

     The holders of convertible preferred stock will not be required to divest themselves of any of our securities if they own in excess of 9% of our outstanding securities entitled generally to vote on the election of directors as a result of our repurchase of outstanding securities or comparable program which reduces the number of shares outstanding.

Right to Elect a Director

     Pursuant to the Articles of Incorporation, for so long as 50% of the shares of convertible preferred stock originally issued are outstanding and owned by the original purchasers or their affiliates, the holders of the convertible preferred stock will have the exclusive right, voting separately as a class, to elect one director of Conseco upon the initial issuance of the convertible preferred stock and at each subsequent annual meeting of shareholders at which the term of office of such director expires. The director must be a managing director, as of November 29, 1999, of Thomas H. Lee Company, or a successor entity or be acceptable to us (a "qualified designee"). The initial director elected by the holders of the convertible preferred stock will be David V. Harkins, and each initial purchaser of shares of convertible preferred stock consents to the election of Mr. Harkins without a separate meeting of the holders of the convertible preferred stock. In exercising any such vote, each outstanding share of convertible preferred stock will be entitled to one vote. The director elected by the holders of the convertible preferred stock will leave the board of directors at such time as fewer than 50% of the shares of convertible preferred stock originally issued remain issued and outstanding and owned by the original purchasers and their affiliates. Upon expiration of the right to elect a director, the number of members of the board of directors of Conseco will be reduced. A purchaser or permitted assignee of convertible preferred stock will not be deemed to own the shares if the holder engages in a hedge transaction. A holder must give notice to our corporate secretary at our principal office not later than five business days after the holder engages in a transfer of the convertible securities (including a hedge transaction).

     Pursuant to the terms of the purchase agreement, if the original purchasers and their affiliates (a) no longer have the right under the Articles of Incorporation, as holders of convertible preferred stock, to designate a member of the board of directors, but (b) continue to own at least 50% of the original number of shares of the convertible preferred stock and common stock into which the convertible stock may be converted (measured on an as converted basis), then we will use all reasonable commercial efforts to cause to be nominated and elected to the board of directors one designee of the purchasers who shall be a qualified designee. These reasonable commercial efforts shall include inclusion of the purchasers' designee in any proxy statement or comparable material distributed in connection with any meeting of our shareholders at which directors are to be elected, accompanied by a recommendation that the shareholders vote in favor of such designee. A purchaser or affiliate will not be deemed to own any security if they have entered into a hedge transaction with respect to the security.

Other Voting Rights

     The shares of convertible preferred stock will have the right to vote, as a single class of securities together with the common stock and all other classes entitled to vote, on all other matters brought for action by our shareholders and will have the number of votes equal to the shares of common stock into which the convertible preferred stock is then convertible. As long as the convertible preferred stock have the exclusive right, voting as a class, to elect a director, the shares will not be entitled to vote for the election of other directors.

Amendment or Waiver

     The terms of the purchase agreement may be amended or waived by purchasers holding at least a majority of the convertible preferred stock and common stock into which the convertible preferred stock may convert (considered together as a single class with the convertible preferred stock being treated on an as-converted basis for this purpose). For as long as any shares of convertible preferred stock remain outstanding, the affirmative consent of the holders of at least a majority thereof actually voting (voting separately as a class) in person or by proxy, at any annual meeting or special meeting of the shareholders called for such purpose, shall be necessary to amend, alter or repeal any of the provisions of the Articles of Incorporation which would adversely affect the powers, preferences or rights of the holders of the shares of convertible preferred stock then outstanding, except as otherwise provided by the Articles of Incorporation, as amended.

Liquidation Rights

     In the event of any liquidation, dissolution or winding up of Conseco and subject to the rights of creditors of Conseco and holders of any preferred stock senior in right of payment in the event of a liquidation of Conseco, the holders of shares of convertible preferred stock are entitled to receive a liquidation preference of $192.50 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment before any distribution of assets is made to holders of Series E Preferred Stock, common stock or any other stock that ranks junior to the convertible preferred stock as to liquidation rights. The holders of convertible preferred stock along with Series E Preferred Stock and all series or classes of Conseco's stock hereafter issued that rank on a parity as to liquidation rights with the convertible preferred stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the convertible preferred stock, the holders of such shares will be entitled to further participation in any distribution of assets by Conseco equal to the amount the holders would have received upon final distribution, if the shares of convertible preferred stock had been converted into shares of common stock. We will not be deemed to have engaged in a voluntary or involuntary liquidation, dissolution or winding up upon the happening of:

                  o the sale, lease, transfer or exchange of all or substantially all of our assets; or

                  o our consolidation or merger with one or more other corporations (whether or not we are the corporation surviving such consolidation or merger).

Other Provisions

     The shares of convertible preferred stock, when issued, will be duly and validly issued, fully paid and nonassessable.

     The holders of shares of convertible preferred stock have no preemptive rights with respect to any securities of Conseco.

     We will act as the initial registrar, transfer agent, conversion agent, and dividend disbursing agent for the convertible preferred stock, and the transfer agent and registrar for the common stock issuable upon conversion thereof is First Union National Bank.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax considerations generally applicable to United States Holders acquiring convertible preferred stock upon its issuance by Conseco. This discussion deals only with convertible preferred stock held as capital assets (within the meaning of section 1221 of the Code) by United States Holders and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding the convertible preferred stock as a part of a hedging, short sale or conversion transaction or a straddle or United States Holders whose "functional currency" is not the United States dollar. Furthermore, the discussion below is based upon the provisions of the Code, Treasury regulations, Internal Revenue Service ("IRS") rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. The consequences set forth in this discussion are not binding on the IRS or the courts. Conseco has not sought and will not seek any rulings from the IRS with respect to the positions of Conseco discussed herein, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the convertible preferred stock. ALL PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED STOCK.

     As used herein, the term "United States Holder" means a person or entity that, for United States federal income tax purposes, is a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source or a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code.

Distributions

     Distributions, including cash and the fair market value of shares of convertible preferred stock declared in lieu of cash, on the convertible preferred stock will be treated as dividends to United States Holders to the extent of Conseco's current or accumulated earnings and profits as determined under federal income tax principles. The amount of Conseco's earnings and profits at any time will depend upon its future actions and financial performance. To the extent that the amount of a distribution on the convertible preferred stock exceeds Conseco's current and accumulated earnings and profits, such distributions will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis of the convertible preferred stock in the hands of each United States Holder (but not below zero), thus increasing the amount of any gain (or reducing the amount of any loss) which would otherwise be realized by such United States Holder upon the sale or other taxable disposition of such convertible preferred stock. The amount of any such distribution that exceeds the adjusted tax basis of the convertible preferred stock in the hands of the United States Holder will be treated as capital gain and will be either long-term or short-term capital gain depending on the United States Holder's holding period for the convertible preferred stock.

     Under Section 243 of the Code, corporate United States Holders generally will be able to deduct 70% of the amount of any distribution qualifying as a dividend (although as described above distributions on the convertible preferred stock may not qualify as dividends). There are, however, many exceptions and restrictions relating to the availability of such dividends received deduction.

     Section 246A of the Code reduces the dividends received deduction allowed to a corporate United States Holder that has incurred indebtedness "directly attributable" to its investment in portfolio stock. Section 246(c) of the Code requires that, in order to be eligible for the dividends received deduction, a corporate United States Holder must generally hold the shares of convertible preferred stock for a 46 day minimum holding period (91 days in the case of certain dividends) during the 90 day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (during the 180 day period beginning 90 days before such date in the case of certain dividends). A United States Holder's holding period for these purposes is suspended during any period in which a United States Holder has certain options or contractual obligations with respect to substantially identical stock or holds one or more other positions with respect to substantially identical stock that diminishes the risk of loss from holding the convertible preferred stock.

     A corporate United States Holder's liability for alternative minimum tax may be affected by the portion of the dividends received which such corporate United States Holder deducts in computing taxable income. This results from the fact that corporate United States Holders are required to increase alternative minimum taxable income by 75% of the excess of the adjusted current earnings of the corporation (as defined in Section 56 of the Code) over the alternative minimum taxable income (determined without regard to the adjustments for determining adjusted current earnings or the alternative tax net operating loss deduction).

Conversion

     No gain or loss generally will be recognized upon conversion of shares of convertible preferred stock into shares of common stock, except with respect to any cash paid in lieu of fractional shares of common stock. However, under certain circumstances, a United States Holder of convertible preferred stock may recognize dividend income to the extent there are dividends in arrears on such stock at the time of conversion into common stock. The tax basis of the common stock received upon conversion of shares of convertible preferred stock generally will be equal to the tax basis of the shares of convertible preferred stock so converted and the holding period of the common stock generally will include the holding period of the shares of convertible preferred stock converted. However, the tax basis of any common stock received on conversion and treated as a dividend will be equal to its fair market value on the date of the distribution and the holding period of such common stock will commence on the day after its receipt.

Adjustment of Conversion Ratio

     United States Holders of convertible preferred stock may be deemed to have received a constructive distribution of stock that is taxable as a dividend when the conversion ratio is adjusted to reflect a cash or property distribution with respect to stock into which such convertible preferred stock is convertible. An adjustment to the conversion price made pursuant to a reasonable adjustment formula which has the effect of preventing the dilution of the interest of the United States Holders, however, generally will not be considered to result in a constructive distribution of stock. Certain of the possible adjustments provided in the convertible preferred stock, including, those in connection with the special conversion rights applicable to the convertible preferred stock may not qualify as being pursuant to a reasonable adjustment formula. If a nonqualifying adjustment were made, the United States Holders of convertible preferred stock might be deemed to have received a taxable stock dividend (or if certain adjustments are not made). In such case, the amount of the dividend to be included in income would be the fair market value of the additional common stock to which United States Holders of convertible preferred stock would be entitled by reason of the reduction in the conversion price.

Sale Or Other Taxable Disposition

     A United States Holder who sells or otherwise disposes of convertible preferred stock or common stock in a taxable transaction will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received and the United States Holder's adjusted tax basis in the convertible preferred stock or common stock disposed. Such gain or loss would be long-term capital gain or loss if the holding period exceeded one year. For corporate taxpayers, long-term capital gains are taxed at the same rate as ordinary income. For individual taxpayers, net capital gains (the excess of the taxpayer's net long-term capital gains over this net short-term capital losses) will be subject to a maximum tax rate of 20%, if such stock were held for more than 12 months.

Backup Withholding

     A United States Holder of convertible preferred stock or common stock will be subject to backup withholding at the rate of 31% with respect to "reportable payments," which include dividends on, and gross proceeds of a sale of, the convertible preferred stock or common stock unless (i) such United States Holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A United States Holder of convertible preferred stock or common stock who does not provide Conseco with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the United States Holders' federal income tax liabilities, so long as the required information is provided to the IRS. Conseco will report to United States Holders of convertible preferred stock and common stock and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments on the convertible preferred stock or common stock.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF CONVERTIBLE PREFERRED STOCK OR COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE CONVERTIBLE PREFERRED STOCK AND COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME TAX LAWS, AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                              PLAN OF DISTRIBUTION

     The purchasers will be the Fund and affiliates designated by the Fund. The purchasers of the convertible preferred stock will purchase the shares directly from Conseco pursuant to the purchase agreement. Conseco will pay the reasonable expenses of the purchasers (as specified by the purchasers prior to closing). Conseco also will pay a fee of 4% of the aggregate purchase price of the convertible preferred stock, less the amount of expenses reimbursed, to one or more designees of the purchasers.

                                  LEGAL MATTERS

     The validity of the convertible preferred stock will be passed upon on our behalf by John J. Sabl, Executive Vice President and General Counsel of Conseco. Mr. Sabl is a full-time employee and an officer of Conseco and owns 90,000 shares of Conseco common stock and holds options to purchase 450,000 shares of Conseco common stock.

PROSPECTUS

                                 $3,700,000,000
                                  CONSECO, INC.
    DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES, COMMON STOCK, STOCK
              PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND WARRANTS

                          CONSECO FINANCING TRUST VIII

                           CONSECO FINANCING TRUST IX

                            CONSECO FINANCING TRUST X
                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                           GUARANTEED BY CONSECO, INC.

                              ---------------------

     We will provide the specific terms of the particular securities issued under this prospectus in a prospectus supplement for each security. You should read this prospectus and any supplement carefully before investing.

     The amount of the securities issued under this prospectus will be limited to a total of U.S. $3,700,000,000 or the equivalent amount if denominated in foreign currencies.

     Our common stock is listed on the New York Stock Exchange under the trading symbol "CNC".

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is October 1, 1999.

                                TABLE OF CONTENTS



                                                                           PAGE
About This Prospectus.......................................................  3
Where You Can Find More Information.........................................  3
The Securities We May Offer.................................................  4
Conseco, Inc................................................................  4
The Conseco Trusts..........................................................  5
Use of Proceeds.............................................................  5
Ratios of Earnings to Fixed Charges, Earnings to Fixed
  Charges and Preferred Stock Dividends and Earnings to
  Fixed Charges, Preferred Stock Dividends and Distributions
  on Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts...........................................  6
Description of Debt Securities..............................................  6
Description of Capital Stock................................................ 18
Description of Depositary Shares............................................ 22
Description of Warrants..................................................... 25
Description of Preferred Securities of the Conseco Trusts................... 26
Description of Guarantees................................................... 28
Description of Stock Purchase Contracts and Stock Purchase
  Units..................................................................... 31
Plan of Distribution........................................................ 32
Special Note Regarding Forward-Looking Statements........................... 34
Legal Matters............................................................... 34
Experts..................................................................... 35

                             ABOUT THIS PROSPECTUS

     In this prospectus, Conseco, Inc. may be referred to as "Conseco" or "we". This prospectus is part of a registration statement that we and Conseco Financing Trust VIII, Conseco Financing Trust IX and Conseco Financing Trust X, referred to in this prospectus as the "Conseco Trusts", filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $3,700,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     We and the Conseco Trusts have filed with the SEC a registration statement under the Securities Act of 1933 to register the securities offered by this prospectus. This prospectus constitutes only part of the registration statement and does not contain all of the information in the registration statement and its exhibits because parts of the registration statement are allowed to be omitted by SEC rules. Statements in this prospectus or in any prospectus supplement about documents filed as an exhibit to the registration statement or otherwise filed with the SEC are only summary statements and may not contain all the information that may be important to you. For further information about Conseco, the Conseco Trusts and the securities offered under this prospectus, you should read the registration statement, including its exhibits and the documents incorporated into it by reference.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934 until we sell all of the securities offered under this prospectus.

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, as amended;

          3. Current Report on Form 8-K dated August 31, 1999; and

          4. The description of our common stock in the registration statements filed by us with the SEC and any amendment or report filed for the purpose of updating the description.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address;


          James W. Rosensteele, Senior Vice President, Corporate Communications

          Conseco, Inc.
          11825 N. Pennsylvania Street
          Carmel, Indiana 46032
          Telephone: (317) 817-4418

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                           THE SECURITIES WE MAY OFFER

     We may offer and sell from time to time, in one or more series,

     - debt securities,

     - preferred stock, which may be represented by depositary shares,

     - common stock,

     - stock purchase contracts to purchase shares of our common stock,

     - stock purchase units, each representing ownership of a stock purchase contract and preferred securities of one of the Conseco Trusts or debt obligations of third parties, including U.S. treasury securities, securing the holder's obligations to purchase our common stock under the stock purchase contracts and

     - warrants to purchase debt securities, preferred stock, common stock or other securities or rights.

     The Conseco Trusts may offer, from time to time, preferred securities representing preferred undivided beneficial interests in the assets of a Conseco Trust, referred to in this prospectus as "preferred securities". We will guarantee the payment of periodic cash distributions on preferred securities out of moneys held by each of the Conseco Trusts, and payments on liquidation, redemption or otherwise with respect to the preferred securities to the extent described in this prospectus or the applicable prospectus supplement. We will directly or indirectly acquire common securities representing undivided beneficial interests in the assets of each Conseco Trust, referred to in this prospectus as "common securities". We may issue subordinated debt securities in one or more series to a Conseco Trust as part of the investment of the proceeds from the offering of preferred securities and common securities of the Conseco Trust. The subordinated debt securities purchased by a Conseco Trust may be subsequently distributed on a proportionate basis to holders of preferred securities and common securities in connection with the dissolution of the Conseco Trust.

                                  CONSECO, INC.

     We are a financial services holding company. We conduct and manage our business through two operating segments, reflecting our major lines of business:
(1) insurance and fee-based operations and (2) finance operations. Our insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance, individual and group major medical insurance and other insurance products. Our finance subsidiaries make, purchase, sell and service consumer and commercial finance loans throughout the United States. Since 1982, we have acquired 19 insurance groups. In 1998, we acquired Green Tree Financial Corporation, which comprises our finance operations. Our operating strategy is to grow our businesses by focusing our resources on developing and expanding profitable products and strong distribution channels, by actively managing assets to seek to achieve superior investment returns and by controlling expenses.

     Our principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032. Our telephone number is (317) 817-6100.

                               THE CONSECO TRUSTS

     Each of the Conseco Trusts is a statutory business trust formed under Delaware law. Each Conseco Trust exists for the exclusive purposes of:

     - issuing and selling the preferred securities and the common securities;

     - using the proceeds from the sale of the preferred securities and common securities to acquire our subordinated debt securities; and

     - engaging in only those other activities that are related to those purposes.

     All of the common securities will be directly or indirectly owned by Conseco. The common securities will rank equally, and payments will be made proportionally, with the preferred securities, except that, if an event of default under the declaration of trust of the Conseco Trust has occurred and is continuing, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each Conseco Trust.

     Unless otherwise specified in the applicable prospectus supplement, each Conseco Trust has a term of up to 55 years but may terminate earlier, as provided in the declaration of trust. Each Conseco Trust's business and affairs will be conducted by the trustees appointed by us as the direct or indirect holder of all of the common securities. We will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each Conseco Trust. The declaration of trust will set forth the duties and obligations of the trustees. A majority of the trustees of each Conseco Trust will be employees or officers of or persons who are affiliated with Conseco, referred to as "regular trustees". One trustee of each Conseco Trust will be an institution, referred to as the "institutional trustee", that is not affiliated with Conseco and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, under the terms of the applicable prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each Conseco Trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, referred to as the "Delaware trustee". Conseco will pay all fees and expenses related to the Conseco Trust and the offering of the preferred securities and the common securities.

     Unless otherwise specified in the applicable prospectus supplement, the institutional trustee for each Conseco Trust will be Harris Trust and Savings Bank. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for each Conseco Trust will be First Union Trust Company, National Association, and its address in the State of Delaware is One Rodney Square, 920 King Street, Wilmington, Delaware 19801. The principal place of business of each Conseco Trust is c/o Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032; telephone (317) 817-6100.

                                 USE OF PROCEEDS

     Unless otherwise indicated in the accompanying prospectus supplement, we expect to use the net proceeds received by us from the sale of the securities offered by this prospectus for general corporate purposes. The proceeds from the sale of preferred securities by the Conseco Trusts will be invested in our subordinated debt securities. Except as may otherwise be described in the prospectus supplement relating to the preferred securities, we expect to use the net proceeds from the sale of subordinated debt securities to the Conseco Trusts for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in the prospectus supplement.

             RATIOS OF EARNINGS TO FIXED CHARGES, EARNINGS TO FIXED
                      CHARGES AND PREFERRED STOCK DIVIDENDS
            AND EARNINGS TO FIXED CHARGES, PREFERRED STOCK DIVIDENDS
               AND DISTRIBUTIONS ON COMPANY-OBLIGATED MANDATORILY
              REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS

     Our ratios of earnings to fixed charges, earnings to fixed charges and preferred stock dividends and earnings to fixed charges, preferred stock dividends and distributions on company-obligated mandatorily redeemable preferred securities of subsidiary trusts for each of the five years ended December 31, 1998 and for the six months ended June 30, 1998 and 1999 are set forth in the following table:



                                                                                  SIX MONTHS
                                              YEAR ENDED DECEMBER 31,           ENDED JUNE 30,
                                       --------------------------------------   ---------------
                                       1994    1995    1996     1997    1998     1998     1999
                                       -----   -----   -----   ------   -----   ------   ------

Ratio of earnings to fixed charges:
  As reported........................   5.80x   4.94x   4.85x    5.55x   3.30x    1.39x    5.16x
  Excluding interest expense on debt
     related to finance receivables
     and other investments(1)........   9.28x   7.36x   7.80x   13.00x   6.79x    2.05x   11.92x
Ratio of earnings to fixed charges,
  preferred stock dividends and
  distributions on company-obligated
  mandatorily redeemable preferred
  securities of subsidiary trusts:
     As reported.....................   4.48x   4.14x   3.74x    4.10x   2.47x    1.08x    3.73x
     Excluding interest expense on
       debt related to finance
       receivables and other
       investments(1)................   6.14x   5.61x   5.11x    6.72x   3.68x    1.15x    5.93x

---------------

(1) These ratios are included to assist the reader in analyzing the impact of interest expense on debt related to finance receivables and other investments (which is generally offset by interest earned on finance receivables and other investments financed by such debt). The ratios are not intended to, and do not, represent the following ratios prepared in accordance with generally accepted accounting principles: the ratio of earnings to fixed charges; or the ratio of earnings to fixed charges, preferred stock dividends and distributions on company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

                         DESCRIPTION OF DEBT SECURITIES

     We may offer one or more series of debt securities that are either senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under the senior indenture or the subordinated indenture, in each case between us and the trustee identified in the indenture, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Except for the subordination provisions of the subordinated indenture, which do not exist in the senior indenture, the provisions of the subordinated indenture are substantially identical in substance to the provisions of the senior indenture that bear the same section numbers.

     We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the applicable prospectus supplement. These descriptions are only summaries, and you should refer to the indentures which describe completely the terms and definitions summarized below and contain additional information regarding the debt securities. All article and section references in this prospectus are to articles and sections of the applicable indenture and whenever particular sections or defined terms of the indentures are referred to in this prospectus or in a prospectus supplement, the sections or defined terms are incorporated into this prospectus or the prospectus supplement by reference.

     The debt securities will be unsecured obligations of Conseco. The indentures do not limit the aggregate amount of debt securities that we may issue and do not limit the incurrence or issuance by us of other secured or unsecured debt. The debt securities issued under the senior indenture will be unsecured and will rank equally with all our other unsecured and unsubordinated obligations. The debt securities issued under the subordinated indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our senior indebtedness. See "-- Subordination under the Subordinated Indenture."

     The applicable prospectus supplement will describe the specific terms of the series of debt securities being offered. The following terms may be included:

     - the title, designation and purchase price, of the debt securities;

     - whether the debt securities are senior debt securities or subordinated debt securities and whether the debt securities will be issued under the senior indenture, the subordinated indenture or another indenture described in the prospectus supplement;

     - any limit upon the aggregate principal amount of the debt securities;

     - the date or dates on which the principal of and premium, if any, on the debt securities will mature or the method of determining or resetting the date or dates;

     - the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method of calculating or resetting the rate or rates;

     - the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

     - the date or dates on which interest, if any, will be payable and the record date or dates for payment of interest;

     - the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable;

     - our right, if any, to defer payment of interest on debt securities and the maximum length of any permitted deferral period;

     - the period or periods within which, the price or prices at which, the currency or currencies, including currency unit or units, in which, and the terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option;

     - our obligation, if any, to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, the debt securities will be redeemed or purchased, in whole or in part, under these obligations;

     - the authorized denominations of the debt securities;

     - the currency or currency unit for which debt securities may be purchased or in which debt securities may be denominated and/or the currency or currencies, including currency unit or units, in which principal of, premium, if any, and interest, if any, on the debt securities will be payable and whether we or the holders of any debt securities may elect to receive payments in respect of the debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable;

     - if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration of the acceleration of the maturity of the debt securities or the method by which that portion will be determined;

     - the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

     - any addition to, or modification or deletion of, any event of default or any of our covenants specified in the indenture for the debt securities;

     - the application, if any, of defeasance or covenant defeasance provisions to the debt securities;

     - whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global security or securities;

     - any federal income tax considerations applicable to holders of the debt securities; and

     - any other special terms relating to the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. (Section 3.1.)

     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons. Where debt securities of any series are issued in bearer form and are payable to the bearer of the security, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to the debt securities and to payment on and transfer and exchange of the debt securities will be described in the applicable prospectus supplement. Bearer debt securities will be transferable by delivery. (Section 3.5.)

     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to these debt securities, or to debt securities issued at par that are treated as having been issued at a discount, will be described in the applicable prospectus supplement.

     If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, federal income tax considerations, specific terms and other information about the issue of debt securities and the foreign currency or currency units or commodity prices, equity indices or other factors will be set forth in the applicable prospectus supplement. In general, holders of these series of debt securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest otherwise payable on the payment dates, depending on the value on the payment dates of the applicable currency, commodity, equity index or other factor.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable prospectus supplement, payments with respect to the debt securities will be made in the designated currency at the office or agency maintained for that purpose that we may designate from time to time, except that, at our option, interest payments, if any, on debt securities in registered form may be made (1) by checks mailed to the holders of debt securities entitled to receive these payments at their registered addresses or (2) by wire transfer to an account maintained by the person entitled to receive these payments as specified in the register maintained to record the holders of the debt securities and transfer of debt securities. (Sections 3.7(a) and 9.2.) Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name the debt security is registered at the close of business on the regular record date for payment of interest. (Section 3.7(a).)

     Payment with respect to debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at paying agencies outside the United States that we may appoint from time to time. The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place, a "place of payment", where payment of principal, premium, if any, and interest or other payments on the securities are payable and, if debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of the series and any coupons may be presented and surrendered for payment. (Section 9.2.)

     Unless otherwise provided in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency maintained for this purpose that we will designate from time to time. (Sections
3.5 and 9.2.) Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 3.5.)

GLOBAL DEBT SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary or with a nominee for the depositary identified in the applicable prospectus supplement. In this event, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. (Section 3.3.) Except as described in the applicable prospectus supplement, unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be registered for transfer or exchange except as a whole by:

     - the depositary for the global security to a nominee of the depositary;

     - a nominee of the depositary to the depositary or another nominee of the depositary; or

     - the depositary or any nominee to a successor depositary for the series or a nominee of the successor depositary. (Section 3.5.)

     The specific terms of the depositary arrangement for any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we expect that the following provisions will apply to the depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary or a nominee of the depositary, referred to as "participants", or persons that may hold interests through participants. Upon the issuance of any global security, and the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of participants. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of these beneficial interests will be effected only through, records maintained by the depositary for the global security or by its nominee. Ownership of beneficial interests in a global security by persons that hold through participants will be shown on, and the transfer of these beneficial interests within the participants will be effected only through, records maintained by the participants. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in certificated form. The limitations described above and these laws may impair the ability to transfer beneficial interests in the global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in certificated form and will not be considered the holders of the debt securities for any purposes under the relevant indenture. (Section 3.8.) Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the relevant indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant indenture. We understand that, under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give any notice or take any action which a holder is entitled to give or take under the relevant indenture, the depositary would authorize the participants to give the notice or take the action, and the participants would authorize beneficial owners owning through the participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable prospectus supplement, payments of principal, premium, if any, and interest, if any, on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants. Neither we nor the trustees nor any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a global security, or for maintaining, supervising or reviewing any records relating to the beneficial interests. (Section 3.8.)

     Unless otherwise specified in the applicable prospectus supplement, if the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a duly registered successor depositary is not appointed by us within 90 days, we will issue these debt securities in definitive certificated form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive certificated form in exchange for the global security or securities representing the debt securities. (Section 3.5.)

     The debt securities of a series may also be issued in whole or in part in the form of one or more global securities issued as a bearer security that will be deposited with a depositary, or with a nominee for the depositary, identified in the applicable prospectus supplement. Bearer global securities may be issued in temporary or permanent form. (Section 3.4.) The specific terms and procedures, including the specific terms of the depositary arrangement, for any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

CONSOLIDATION, MERGER OR SALE BY CONSECO

     Unless otherwise specified in the applicable prospectus supplement, we may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless:

     - the corporation formed by the consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States;

     - the corporation formed by the consolidation or into which we are merged or which acquires our assets substantially as an entirety expressly assumes all of our obligations under each indenture;

     - immediately after giving effect to the transaction, no default or event of default under the applicable indenture has happened and is continuing, and

     - if, as a result of the transaction, our properties or assets would become subject to an encumbrance which would not be permitted by the terms of any series of debt securities, we or the successor corporation, as the case may be, take the steps that are necessary to secure the debt securities equally and ratably with all indebtedness secured by that encumbrance.

     Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 7.1.)

EVENTS OF DEFAULT, NOTICE AND RIGHTS ON DEFAULT

     Each indenture provides that, if an event of default occurs relating to the debt securities of any series and is continuing, the trustee for the series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to us and to the trustee for the series, if notice is given by the holders of debt securities, may declare the principal of or, if the debt securities of that series provide for an amount that is more or less than the principal amount of the debt securities to be due and payable upon a declaration of maturity of the debt securities upon an event of default, that portion of the principal amount specified in the prospectus supplement, and accrued interest on all the debt securities of that series to be due and payable; provided, for any debt securities issued under the subordinated indenture, that the payment of principal and interest on the debt securities will remain subordinated to the extent provided in the subordinated indenture. (Section 5.2.)

     Unless otherwise specified in the applicable prospectus supplement, events of default for debt securities of any series are defined in each indenture as being:

     - default for 30 days in payment of any interest on any debt security of that series or any coupon pertaining to the debt security or any additional amount payable on debt securities of that series as specified in the applicable prospectus supplement when due;

     - default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment on any debt securities of that series when due;

     - default for 60 days after notice to us by the trustee for that series, or by the holders of 25% in aggregate principal amount of the debt securities of that series then outstanding, in the performance of any other agreement in the debt securities of that series, in the indenture or in any supplemental indenture or board resolution referred to in the indenture under which the debt securities of that series may have been issued;

     - default resulting in acceleration of any of our other indebtedness for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and the acceleration is not rescinded or annulled within 30 days after the written notice of the default to us by the trustee or to us and the trustee by the holders of 25% in aggregate principal amount of the debt securities of that series then outstanding, provided that the event of default will be remedied, cured or waived if the default that resulted in the acceleration of the other indebtedness is remedied, cured or waived; and

     - our bankruptcy, insolvency or reorganization. (Section 5.1.)

     The definition of event of default in each indenture specifically excludes a default under a secured debt under which the obligee has recourse, exclusive of recourse for ancillary matters including environmental indemnities, misapplication of funds and costs of enforcement, only to the collateral pledged for repayment and where the fair market value of the collateral is 2% or less of our total assets appearing on our most recently prepared consolidated balance sheet as at the end of one of our fiscal quarters, prepared in accordance with generally accepted accounting principles, at the time of the default.

     Events of default for a specified series of debt securities may be added to the indenture and, if so added, will be described in the applicable prospectus supplement. (Sections 3.1 and 5.1(7).) Each indenture provides that the trustee will, within 90 days after the occurrence of a default for the debt securities of any series, give to the holders of the debt securities of that series notice of all defaults known to it unless the default has been cured or waived; provided that except in the case of a default in payment on the debt securities of that series, the trustee may withhold the notice if and so long as a committee of its officers determines that withholding the notice is in the interests of the holders of the debt securities of that series. (Section 6.6.) Each indenture provides that the holders of a majority in aggregate principal amount of the debt securities of each series affected, with each series voting as a class, may, subject to limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the series, or exercising any trust or power conferred on the trustee. (Section 5.8.) Each indenture includes a covenant that we will file annually with the trustee a certificate as to our compliance with all conditions and covenants of the indenture. (Section 9.5.) The holders of a majority in aggregate principal amount of any series of debt securities by notice to the trustee for the series may waive, on behalf of the holders of all debt securities of the series, any past default or event of default for that series and its consequences except a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any debt security, and except for an event of default resulting from the breach of a covenant or provision of either indenture which, under the applicable indenture, cannot be amended or modified without the consent of the holders of each outstanding debt security of the series affected. (Section 5.7.)

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of the series of debt securities to defer the payment of interest for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the deferral period may not extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, at the end of the deferral period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law; provided, that during the deferral period we may not:

     - declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock, other than:

         (1) purchases or acquisitions of our capital stock in connection with the satisfaction of our obligations under any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

         (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,


         (3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

         (4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

         (5) redemptions or repurchases of any rights outstanding under a shareholder rights plan,

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank junior to the debt securities, and

     - make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities or the common securities.

     Prior to the termination of any deferral period, we may further defer payments of interest by extending the interest payment period; provided, however, that, the deferral period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

     Upon the termination of any deferral period and the payment of all amounts then due, we may commence a new deferral period, subject to the terms set forth in this section. No interest during a deferral period, except at the end of the deferral period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during a deferral period. We have no present intention of exercising our right to defer payments of interest by extending the interest payment period on the debt securities. If the institutional trustee is the sole holder of the debt securities, we will give the regular trustees and the institutional trustee notice of our selection of a deferral period one business day before the earlier of (1) the date distributions on the preferred securities are payable or (2) the date the regular trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution. The regular trustees will give notice of our selection of the deferral period to the holders of the preferred securities. If the institutional trustee is not the sole holder of the debt securities, we will give the holders of the debt securities notice of our selection of a deferral period ten business days before the earlier of (1) the interest payment date or
(2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the debt securities of the record or payment date of the related interest payment.

MODIFICATION OF THE INDENTURES

     Unless otherwise specified in the applicable prospectus supplement, each indenture contains provisions permitting us and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order to:

     - evidence the succession of another corporation to Conseco and the assumption of our covenants by the successor;

     - add to our covenants or surrender any of our rights or powers;

     - add additional events of default for any series of debt securities;

     - add or change any provisions to the extent necessary to permit or facilitate the issuance of bearer securities;

     - change or eliminate any provision affecting only debt securities not yet issued;

     - provide for security for the debt securities;

     - to establish the form or terms of debt securities;

     - evidence and provide for successor trustees;

     - if allowed without penalty under applicable laws and regulations, permit payment in respect of bearer securities in the United States;

     - correct any defect or supplement any inconsistent provisions or to make

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       any other provisions concerning matters or questions arising under the indenture, provided that the action does not adversely affect the interests of any holder of debt securities of any series; or

     - cure any ambiguity or correct any mistake.

The subordinated indenture also permits us and the trustee to enter into supplemental indentures to modify the subordination provisions contained in the subordinated indenture except in a manner adverse to any outstanding debt securities. (Section 8.1.)

     Unless otherwise specified in the applicable prospectus supplement, each indenture also contains provisions permitting us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by a supplemental indenture, with the debt securities of each series voting as a class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series, except that, without the consent of the holder of each debt security so affected, no supplemental indenture may:

     - change the time for payment of principal or premium, if any, or interest on any debt security;

     - reduce the principal of, or any installment of principal of, or premium, if any, or interest on any debt security, or change the manner in which they are determined;

     - reduce the amount of premium, if any, payable upon the redemption of any debt security;

     - reduce the amount of principal payable upon acceleration of the maturity of any debt security providing for an amount more or less than the principal amount of the debt security to be due and payable upon a declaration of maturity upon an event of default;

     - change the currency or currency unit in which any debt security or any premium or interest on the debt security is payable;

     - impair the right to institute suit for the enforcement of any payment on or regarding any debt security;

     - reduce the percentage in principal amount of the outstanding debt securities affected by the supplemental indenture the consent of whose holders is required for amendment of the indenture or for waiver of compliance with provisions of the indenture or for waiver of defaults;

     - change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

     - modify the provisions relating to the subordination of outstanding debt securities of any series in a manner adverse to the holders of the debt securities; or

     - modify the provisions relating to waiver of defaults or any of the provisions set forth above. (Section 8.2.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     The subordinated indenture provides that any subordinated debt securities issued under the subordinated indenture are subordinate and junior in right of payment to the extent provided in the subordinated indenture (Section 12.1 of the subordinated indenture.) to our senior indebtedness, which is defined as:

     - all of our indebtedness, whether outstanding on the date of the

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       subordinated indenture or created after that date, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

     - any indebtedness of others of the kinds described in the preceding bulletpoint for the payment of which we are is responsible or liable as guarantor or otherwise; and

     - amendments, renewals, extensions and refundings of any of that indebtedness, unless in any instrument or instruments evidencing or securing that indebtedness or under which the indebtedness is outstanding.

     Senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Senior indebtedness does not include:

     - any of our indebtedness to any of our subsidiaries;

     - indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business; and

     - any indebtedness which by its terms ranks equally with or subordinate to the subordinated debt securities. (Section 12.2 of the subordinated indenture.)

     If (1) we default in the payment of any principal, or premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (2) an event of default occurs for any senior indebtedness permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness and written notice of the event of default, requesting that payments on subordinated debt securities cease, is given to us by the holders of senior indebtedness, then unless and until the default in payment or event of default is cured or waived or ceases to exist, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made on account of the subordinated debt securities or interest on the subordinated debt securities or with respect to any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities. (Section 12.4 of the subordinated indenture.)

     In the event of:

     - any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property,

     - any proceeding for the liquidation, dissolution or other winding-up of Conseco, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

     - any assignment by us for the benefit of our creditors, or

     - any other marshaling of our assets,

then all senior indebtedness including, without limitation, interest accruing after the commencement of the proceeding, assignment or marshaling of assets, must first be paid in full before any payment or distribution, whether in cash, securities or other property, is made by us on account of subordinated debt securities. In that event, except as described in this paragraph, any payment or distribution, which, but for the subordination provisions, would be payable or deliverable with respect to subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness, or to their

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representative or trustee, in accordance with the priorities then existing among the holders until all senior indebtedness has been paid in full. (Section 12.3 of the subordinated indenture.) The payments or distributions described in the previous sentence include those which may be payable or deliverable because of the payment of any other indebtedness of ours being subordinated to the payment of subordinated debt securities. The payments or distributions described in the first sentence of this paragraph do not include payments or distributions of our securities or the securities of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the subordinated indenture for the indebtedness evidenced by subordinated debt securities, to the payment of all senior indebtedness at the time outstanding and to any securities issued with respect to the senior indebtedness under the plan of reorganization or readjustment. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on our part. (Section 12.9 of the subordinated indenture.)

     Senior indebtedness will be deemed to have been paid in full if the holders of senior indebtedness will have received cash, securities or other property equal to the amount of the senior indebtedness then outstanding. Upon the payment in full of all senior indebtedness, the holders of subordinated debt securities will be subrogated to all the rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all subordinated debt securities are paid in full. The payments or distributions received by any holder of subordinated debt securities, by reason of the subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of senior indebtedness, will, as between us and our creditors other than the holders of senior indebtedness, on the one hand, and the holders of subordinated debt securities, on the other, be deemed to be a payment by us on account of senior indebtedness, and not on account of subordinated debt securities. (Section 12.7 of the subordinated indenture.)

     The subordinated indenture provides that the subordination provisions described in this section, to the extent as they relate to any particular issue of subordinated debt securities, may be changed before the issuance of the subordinated debt securities. Any change of this nature would be described in the applicable prospectus supplement relating to the subordinated debt securities.

DEFEASANCE AND COVENANT DEFEASANCE

     If indicated in the applicable prospectus supplement, we may elect either to defease and be discharged from any and all obligations with respect to the debt securities of or within any series, referred to as "defeasance", or to be released from our obligations with respect to selected covenants applicable to the debt securities of or within any series, referred to as "covenant defeasance", upon the deposit with the appropriate trustee, in trust for that purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on the debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or similar payments on the debt securities. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. (Article 4.) If indicated in the applicable prospectus supplement, in addition to obligations of the United States or an agency or

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

instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which debt securities of the series are payable. (Section 3.1.)

     In addition, in order for covenants contained in the subordinated indenture to be discharged no event or condition may exist that, under provisions described in "-- Subordination under the Subordinated Indenture" above, would prevent us from making payments of principal of, and premium, if any, and interest on subordinated debt securities at the date of the required irrevocable deposit. (Section 4.6(j) of the subordinated indenture.)

     We may exercise our defeasance option for the debt securities in spite of our earlier exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of a default or an event of default. (Section 4.4.) If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default or an event of default under the covenants to which the covenant defeasance is applicable. However, if the acceleration occurs by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEES

     Unless otherwise specified in the applicable prospectus supplement, Bank of New York will be the trustee under the senior indenture, and Harris Trust and Savings Bank will be the trustee under the subordinated indenture. We may also maintain banking and other commercial relationships with each of the trustees and their affiliates in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock was 1,020,000,000 shares as of September 27, 1999, consisting of:

     - 20,000,000 shares of preferred stock, of which none were outstanding; and

     - 1,000,000,000 shares of common stock, of which 327,116,139 shares were outstanding.

     In general, our authorized preferred stock is afforded preferences regarding dividends and liquidation rights over our common stock. Our board of directors is empowered, without approval of our shareholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by the board, including the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting each series and the terms and conditions of the issue of each series. The following is a summary of the terms of our preferred stock and common stock and provisions of our articles of incorporation, bylaws and statutes that affect our preferred stock and common stock and is subject to the actual provisions of the articles of incorporation, bylaws and these statutes.

PREFERRED STOCK

     The applicable prospectus supplement will describe the following terms of any preferred stock offered pursuant to this prospectus, to the extent applicable to the preferred stock:

     - the specific designation, number of shares, seniority and purchase price;

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     - any liquidation preference per share;

     - any date of maturity;

     - any redemption, repayment or sinking fund provisions;

     - any dividend rate or rates and the dates on which any dividends will be payable, or the method by which the rates or dates will be determined;

     - any voting rights;

     - if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

     - the method by which amounts with respect to the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to the calculation;

     - whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, which may include other preferred stock, debt securities, common stock or other securities or rights of Conseco, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, or a combination any of these, and the terms and conditions upon which the conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

     - the place or places where dividends and other payments on the preferred stock will be payable; and

     - any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     As described under "Description of Depositary Shares", we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

COMMON STOCK

     The prospectus supplement relating to an offering of common stock will describe relevant terms, including the number of shares offered, the initial offering price, market price and dividend information.

     Dividends. Holders of common stock are entitled to receive dividends and other distributions in cash, stock or property, when, as and if declared by the board of directors out of our assets or funds legally available for payment of dividends or other distributions and will share equally on a per share basis in all dividends and other distributions, subject to the rights of holders of preferred stock.

     Voting Rights. At every meeting of shareholders, every holder of common stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of preferred stock, any action submitted to shareholders

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is approved if the number of votes cast in favor of the action exceeds the number of votes against, except where other provision is made by law and subject to applicable quorum requirements.

     Liquidation Rights. If there is any liquidation, dissolution or winding-up of Conseco, whether voluntary or involuntary, the holders of common stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of preferred stock then outstanding.

     The holders of common stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the common stock may not be redeemed. The transfer agent and registrar for the common stock is First Union National Bank. The common stock is traded on the New York Stock Exchange under the symbol "CNC". All shares of common stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BY-LAWS

     Some provisions of our articles of incorporation and bylaws may make it more difficult to effect a change in control if our board of directors determines that the change in control would not be in the best interests of our shareholders. It could be argued, contrary to the belief of our board of directors, that these provisions are not in the best interests of the shareholders to the extent that they will have the effect of tending to discourage possible takeover bids, which might be at prices that are higher than the recent market prices for our common stock. The most important of those provisions are described below.

     Our articles of incorporation authorize the establishment in the bylaws of a classified board of directors. The bylaws, in turn, provide that the directors serve staggered three-year terms, with the members of only one class being elected in any year.

     A classified board of directors may increase the difficulty of removing incumbent directors, providing the directors with enhanced ability to retain their positions. A classified board of directors may also make it more difficult for a third party to acquire control of Conseco by means of a proxy contest. In addition, the classification may make it more difficult to replace a majority of directors for business reasons unrelated to a change in control.

     Our articles of incorporation provide that holders of our voting stock will not be entitled to vote on some business transactions, defined to include, among other things, some mergers, consolidations, sales, leases, transfers or other dispositions of a substantial part of our assets, with related persons, including persons beneficially owning more than 10% of our outstanding voting stock, nor may the business combination transactions be effected, unless:

     - the relevant business combination has been approved by two-thirds of the continuing directors; or

     - the aggregate amount of the cash and the fair value of any consideration other than cash to be received by any holder of our common stock or preferred stock in the business combination for each share of common stock or preferred stock will be at least equal to the highest per share price paid by the related person to acquire any shares of common stock or preferred stock, as the case may be, beneficially owned by the related person.

     As discussed above, our preferred stock may be issued from time to time in one or more series with the rights, preferences, limitations and restrictions that may be determined by the board of directors. The issuance of preferred stock could be used, under some circumstances, as a method of delaying or preventing a change of control of Conseco and could have a detrimental effect on

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the rights of holders of common stock, including loss of voting control.

     The provisions of our articles of incorporation regarding the classified board of directors and business combination transactions may be amended only with the affirmative approval of holders of at least 80% of our outstanding voting stock.

     Our bylaws may be amended by majority vote of the board of directors.

PROVISIONS OF CORPORATE AND INSURANCE LAWS

     In addition to our articles of incorporation and bylaws, some provisions of Indiana law may delay, deter or prevent a merger, tender offer or other takeover attempt of Conseco.

     Under the Indiana Business Corporation Law, a director may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation, on communities in which offices or other facilities of the corporation are located, and any other factors the director considers pertinent.

     The Indiana Business Corporation Law provides that no business combination, defined to include some mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions, involving a corporation and an interested shareholder, defined to include any holder of 10% or more of the corporation's voting stock, may be entered into unless it has been approved by the board of directors of the corporation or:

     - five years have expired since the acquisition of shares of the corporation by the interested shareholder;

     - all requirements of the corporation's articles of incorporation relating to business combinations have been satisfied; and

     - either (1) a majority of shareholders of the corporation, excluding the interested shareholder, approve the business combination or (2) all shareholders are paid fair value for their stock, as defined in the statute.

However, this law does not restrict any offer to purchase all of a corporation's shares.

     The Indiana Business Corporation Law also provides that when a target corporation, incorporated in Indiana and having its principal place of business, principal office or substantial assets in Indiana, like Conseco, has a specified threshold of ownership by Indiana residents, any acquisition which, together with its previous holdings, gives the acquiror at least 20% of the target's voting stock triggers a shareholder approval mechanism. If the acquiror files a statutorily required disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested shareholders of the target not affiliated with the acquiror or any officer or inside director of the target consider and vote upon whether the acquiror will have voting rights for the shares of the target held by it. Without shareholder approval, the shares acquired by the acquiror have no voting rights. If the acquiror fails to file the statutorily required disclosure statement, the target can redeem the acquiror's shares at a price to be determined according to procedures devised by the target. These provisions of the Indiana Business Corporation Law apply to Indiana corporations, unless the corporation has elected otherwise, which we have not done, in its articles of incorporation or bylaws.

     In addition, the insurance laws and regulations of the jurisdictions in which we or our insurance subsidiaries do business may impede or delay a business combination involving us. State insurance holding company laws and regulations applicable to us generally provide that no person may acquire

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

control of a company, and thus indirect control of its insurance subsidiaries, unless the person has provided required information to, and the acquisition is approved or not disapproved by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the common stock would be presumed to have acquired control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following sections summarize the material terms of a deposit agreement which we may, at our option, elect to enter into, and of depositary shares and depositary receipts which would be described in the deposit agreement, and are qualified by, and are subject to, the form of deposit agreement, if any, and form of depositary receipts, if any, relating to each series of the preferred stock, as well as the articles of incorporation or any required amendment to the articles of incorporation describing the applicable series of preferred stock.

     We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement to be entered into by us and a bank or trust company selected by us as a preferred stock depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by the depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued in accordance with the deposit agreement, each of which will represent the fractional interest in the number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions with respect to the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by the holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

     If a distribution of property other than cash on the preferred stock occurs, the preferred stock depositary will distribute the property to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by the holders, unless the preferred stock depositary determines, after consultation with us, that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, adopt a method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property, and distribution of the net proceeds from the sale to the holders.

     The amount distributed to record holders of depositary receipts in any of the cases described in this section will be reduced by any amount that we or the preferred stock depositary are required to withhold on account of taxes.

CONVERSION AND EXCHANGE

     If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, as set forth in

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

the applicable prospectus supplement relating to that series, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts under their terms.

REDEMPTION OF DEPOSITARY SHARES

     If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or on a proportionate basis as we may determine.

     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price upon redemption. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

VOTING

     Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying the holder's depositary shares. The preferred stock depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with the holder's instructions, and we will take all reasonable action that is deemed necessary by the preferred stock depositary to enable the preferred stock depositary to do so. Unless the preferred stock depositary receives specific written instructions from holders of depositary receipts, it will abstain from voting any of the preferred stock.

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RECORD DATE

     Subject to the provisions of the deposit agreement, the preferred stock depositary will fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts that are entitled to receive a distribution, exercise voting rights or receive a notice whenever:

     - any cash dividend or other cash distribution becomes payable;

     - any distribution other than cash is to be made;

     - any rights, preferences or privileges will be offered relating to the preferred stock;

     - the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

     - the preferred stock depositary receives notice of the mandatory conversion of, or any election on our part to call for redemption, any preferred stock.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The deposit agreement will provide that the form of depositary receipt and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts, other than taxes and other governmental charges, fees and other expenses payable by the holders as stated under "Charges of Preferred Stock Depositary", or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

     Whenever directed by us to do so, the preferred stock depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days before the date fixed in the notice for the termination. The preferred stock depositary may likewise terminate the deposit agreement if at any time 45 days have expired after the preferred stock depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any

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

further notices, other than notice of the termination, or perform any further acts under the deposit agreement except as provided below and except that the preferred stock depositary will continue to collect dividends and any other distributions on the preferred stock and deliver the preferred stock together with the dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for any interest, in exchange for surrendered depositary receipts. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at any place or places and upon terms as it deems proper, and may hold the net proceeds of any sale, together with any money and other property then held by it, without liability for any interest, for the benefit, on a proportionate basis, of the holders of depositary receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

     We will pay all charges of the preferred stock depositary including charges in connection with:

     - the initial deposit of the preferred stock,

     - the initial issuance of the depositary receipts,

     - the distribution of information to the holders of depositary receipts regarding matters on which holders of preferred stock are entitled to vote,

     - withdrawals of the preferred stock by the holders of depositary receipts, or

     - redemption or conversion of the preferred stock,

except for taxes, including transfer taxes, if any, and other governmental charges and the other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

DUTIES OF PREFERRED STOCK DEPOSITARY

     The preferred stock depositary will make available for inspection by holders of depositary receipts, at its corporate office and its office in New York City, all reports and communications from us which are delivered to the preferred stock depositary as the holder of preferred stock. Neither the preferred stock depositary nor we will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding with respect to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

     The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment; provided, that if a successor preferred stock depositary has not been appointed or accepted the appointment within 45 days after the preferred stock depositary has delivered a notice of election to resign to us, the preferred stock depositary may terminate the deposit agreement.

                            DESCRIPTION OF WARRANTS


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

     We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of any of them, and these warrants may be issued independently or together with any debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of each series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreement will be included in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the terms of any warrants for which this prospectus is being delivered, including the following:

     - the title of the warrants;

     - the aggregate number of warrants;

     - the price or prices at which the warrants will be issued;

     - the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

     - the designation and terms of the securities, other than preferred securities and common securities, purchasable upon exercise of the warrants;

     - the price at which and the currency or currencies, including composite currencies, in which the securities, other than preferred securities and common securities, purchasable upon exercise of the warrants may be purchased;

     - the date on which the right to exercise the warrants will commence and the date on which this right will expire;

     - whether the warrants will be issued in registered form or bearer form;

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

      -if applicable, the designation and terms of the securities, other than preferred securities and common securities, with which the warrants are issued and the number of warrants issued with each security;

     - if applicable, the date on and after which the warrants and the related securities, other than preferred securities and common securities, will be separately transferable;

     - information about book-entry procedures, if any;

     - if applicable, a discussion of applicable United States federal income tax considerations; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

           DESCRIPTION OF PREFERRED SECURITIES OF THE CONSECO TRUSTS

     Each Conseco Trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement. The declaration of trust of each Conseco Trust authorizes the regular trustees of the Conseco Trust to issue on behalf of the Conseco Trust one series of preferred securities. Each declaration of trust will be qualified as an indenture under the Trust Indenture Act. The institutional trustee, an independent trustee, will act as indenture trustee for the preferred securities

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

for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the regular trustees in accordance with the applicable declaration of trust or as are set forth in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act. The prospectus supplement relating to the preferred securities of a Conseco Trust will set forth the specific terms of the preferred securities, including, to the extent applicable:

     - the distinctive designation of the preferred securities;

     - the number of preferred securities issued by the Conseco Trust;

     - the annual distribution rate, or method of determining the rate, for preferred securities issued by the Conseco Trust and the date or dates upon which distributions will be payable; provided, however, that distributions on the preferred securities will, subject to any deferral provisions and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of the preferred securities as of a record date in each quarter during which the preferred securities are outstanding and any provisions relating to the resetting or adjustment of the distribution rate;

     - any right of the Conseco Trust to defer quarterly distributions on the preferred securities as a result of an interest deferral right exercised by us on the subordinated debt securities held by the Conseco Trust;

     - whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

     - the amount or amounts which will be paid out of the assets of the Conseco Trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Conseco Trust;

     - the obligation or option, if any, of the Conseco Trust to purchase or redeem preferred securities and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities will be purchased or redeemed, in whole or in part, under this obligation or option with the redemption price or formula for determining the redemption price to be specified in the applicable prospectus supplement;

     - the voting rights, if any, of preferred securities in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to specified action or amendments to the declaration of trust;

     - the terms and conditions, if any, upon which subordinated debt securities held by the Conseco Trust may be distributed to holders of preferred securities; and

     - any other relevant terms, rights, preferences, privileges, limitations or restrictions of preferred securities consistent with the declaration of trust or applicable law.

All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under "Description of Guarantees." The guarantee issued by us to each Conseco Trust, when taken together with our back-up undertakings, consisting of our obligations under each declaration of trust, including the obligation to pay expenses of each Conseco Trust, the applicable indenture and any applicable supplemental indentures and the subordinated debt securities issued to any Conseco Trust will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each Conseco Trust. The payment terms of the preferred securities will be the same as the subordinated debt securities issued to the applicable Conseco Trust by us.

     Each declaration of trust authorizes the regular trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the regular trustees in accordance with the declaration of trust or that are otherwise set forth in the declaration of trust. The terms of the common securities issued by each Conseco Trust will be substantially identical to the terms of the preferred securities issued by the Conseco Trust, and the common securities will rank equally, and payments will be made on the common securities on a proportionate basis, with the preferred securities except that, if an event of default under the declaration of trust has occurred and is continuing, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the Conseco Trust. We will own directly or indirectly all of the common securities of each Conseco Trust.

     The financial statements of any Conseco Trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. We will include in a footnote to our audited financial statements, statements that the applicable Conseco Trust is wholly-owned by us and that the sole asset of the Conseco Trust is the subordinated debt securities, indicating the principal amount, interest rate and maturity date of the subordinated debt securities.

                           DESCRIPTION OF GUARANTEES

     Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement, Harris Trust and Savings Bank will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act. The following is a summary of the material terms of the guarantees. You should refer to the provisions of the form of guarantee, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part, and the Trust Indenture Act. Each guarantee will be held by the preferred securities guarantee trustee for the benefit of the holders of the preferred securities of the applicable Conseco Trust.

     Unless otherwise specified in the applicable prospectus supplement, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable Conseco Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the Conseco Trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the Conseco Trust, will be subject to the guarantee, without duplication:

     - any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the Conseco Trust has funds available to make the payment;

     - the redemption price, to the extent the Conseco Trust has funds available to make the payment, for any preferred securities called for redemption by the Conseco Trust; and


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

     - upon a voluntary or involuntary dissolution, winding-up or termination of the Conseco Trust, other than in connection with the distribution of subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of (1) the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the Conseco Trust has funds available to make the payment or (2) the amount of assets of the Conseco Trust remaining for distribution to holders of the preferred securities in liquidation of the Conseco Trust.

Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of preferred securities or by causing the applicable Conseco Trust to pay the amounts to the holders.

     Each guarantee will not apply to any payment of distributions except to the extent the applicable Conseco Trust has funds available to make the payment. If we do not make interest or principal payments on the subordinated debt securities purchased by the Conseco Trust, the Conseco Trust will not pay distributions on the preferred securities issued by the Conseco Trust and will not have funds available to make the payment.

     We have also agreed to guarantee the obligations of each Conseco Trust with respect to the common securities issued by the Conseco Trust to the same extent as the guarantee with respect to the preferred securities, except that, if an event of default under the subordinated indenture has occurred and is continuing, holders of preferred securities guaranteed by us will have priority over holders of the common securities guaranteed by us with respect to distributions and payments on liquidation, redemption or otherwise.

COVENANTS OF CONSECO

     Unless otherwise specified in the applicable prospectus supplement, in each guarantee of the payment obligations of a Conseco Trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the Conseco Trust remain outstanding, if there has occurred any event of default under the guarantee or under the declaration of trust of the Conseco Trust, then we will not:

     - declare or pay any dividend on, make any other distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock, except:

         (1) purchases or acquisitions of our capital stock in connection with the satisfaction of our obligations under any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase our capital stock;

         (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

         (3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of our capital stock or the security being converted or exchanged;

         (4) dividends or distributions in our capital stock, or rights to acquire our capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock; or

         (5) redemptions or repurchases of any rights outstanding under a shareholder rights plan;

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us which rank junior to the subordinated debt securities issued to the applicable Conseco

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

       Trust; and

     - make any guarantee payments regarding the foregoing, other than under a guarantee of the payment obligations of a Conseco Trust with respect to preferred securities.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

     Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of a Conseco Trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding preferred securities of the Conseco Trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of a Conseco Trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of Conseco and will inure to the benefit of the holders of the preferred securities of the applicable Conseco Trust then outstanding.

EVENTS OF DEFAULT

     An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in liquidation amount of the preferred securities to which the preferred securities guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

     If the preferred securities guarantee trustee fails to enforce the guarantee, any record holder of preferred securities to which the guarantee relates may institute a legal proceeding directly against us to enforce the preferred securities guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the applicable Conseco Trust, the preferred securities guarantee trustee or any other person or entity. If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the subordinated debt securities, and the amount of the payment will be based on the holder's proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable Conseco Trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

     We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this

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

provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers.

TERMINATION

     Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable Conseco Trust upon full payment of the redemption price of all preferred securities of the Conseco Trust, upon distribution of the subordinated debt securities held by the Conseco Trust to the holders of all of the preferred securities of the Conseco Trust or upon full payment of the amounts payable in accordance with the declaration of trust of the Conseco Trust upon liquidation of the Conseco Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable Conseco Trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

STATUS OF THE GUARANTEES

     The preferred stock guarantees will constitute our unsecured obligations and will rank:

     - subordinate and junior in right of payment to all of our other liabilities, including the subordinated debt securities, except those liabilities made equivalent or subordinate by their terms;

     - equivalently with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

     - senior to our common stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

     Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

GOVERNING LAW

     The preferred securities guarantees will be governed by and construed in accordance with the law of the State of New York.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, shares of common stock, preferred stock or depositary shares at a future date or dates or, in any case, a number or dollar amount to be determined by a specified formula or some other means. The consideration for the common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and our debt securities, preferred securities issued by a Conseco Trust or debt obligations of third parties, including U.S. Treasury securities, securing the

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

holders' obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. We may be required under the stock purchase contracts to make periodic payments to the holders of the stock purchase units or by the stock purchase units to make periodic payments to the holders of the stock purchase units, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units.

                              PLAN OF DISTRIBUTION

     We and/or any Conseco Trust may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

     - through agents;

     - to or through underwriters;

     - through dealers; or

     - directly to purchasers.

     The prospectus supplement for the securities will set forth the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents; the purchase price of the securities and the proceeds to us and/or a Conseco Trust from the sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the applicable Conseco Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

     If securities are sold by means of an underwritten offering, we and/or the applicable Conseco Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for the sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We and/or the applicable Conseco Trust may also agree with an underwriter or underwriters to enter into an underwriting agreement or conduct an underwritten offering, in each case, at some future date. If underwriters are utilized in the sale of the securities with respect to which this prospectus is delivered, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale.

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

Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specific conditions and that the underwriters for a sale of securities will be obligated to purchase all of the securities of a series if any are purchased.

     If a dealer is utilized in the sales of the securities with respect to which this prospectus is delivered, we and/or the applicable Conseco Trust will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to the sale of securities.

     Offers to purchase securities may be solicited directly by us and/or the applicable Conseco Trust and the sale of securities may be made by us and/or the applicable Conseco Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 for any resale of securities. The terms of any sales will be described in the prospectus supplement relating to the sale of securities.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by us and/or the applicable Conseco Trust against specified liabilities, including liabilities under the Securities Act of 1933.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, the occurrence of specified events, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the applicable Conseco Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as the term is defined in the Securities Act of 1933, in connection with the securities remarketed by the remarketing firms. Remarketing firms may be entitled under agreements which may be entered into with us and/or the applicable Conseco Trust to indemnification or contribution by us and/or the applicable Conseco Trust against specified civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, we and/or the applicable Conseco Trust may authorize agents, underwriters or dealers to solicit offers by specified types of institutions to purchase securities from us and/or the applicable Conseco Trust at the public offering prices set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable prospectus supplement will be paid to underwriters, dealers and agents soliciting purchases of securities under the delayed delivery contracts accepted by us and/or the applicable Conseco Trust.

     No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this prospectus, any accompanying prospectus supplement or the documents incorporated or deemed incorporated into this prospectus by reference. If given or made, the information or representations must not be relied upon as having been authorized

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by us or any underwriter, dealer or agent. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to sell or a solicitation of an offer to buy those securities to which it relates, in any jurisdiction where, or to any person to whom, it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made under this prospectus should, under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date of this prospectus.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     All statements, trend analyses and other information contained in this prospectus, any prospectus supplement or any document incorporated into this prospectus by reference relative to markets for the our products and trends in our operations or financial results, as well as other statements including words like "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "on track," "comfortable with," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, among other things:

     - general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect, among other things, our ability to sell our products, make loans and access capital resources and the costs associated therewith, the market value of our investments, the lapse rate and profitability of our policies and the level of defaults and prepayments of loans we make;

     - our ability to achieve anticipated synergies and levels of operational efficiencies;

     - customer response to new products, distribution channels and marketing initiatives;

     - mortality, morbidity, usage of health care services and other factors which may affect the profitability of our insurance products;

     - changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of our products;

     - increasing competition in the sale of insurance and annuities and in the finance business;

     - regulatory changes or actions, including those relating to regulation of financial services affecting, among other things, bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of insurance products, and health care regulation affecting our health insurance products;

     - the availability and terms of future acquisitions;

     - our ability and the ability of our vendors and other external parties to achieve year 2000 readiness for significant systems and operations on a timely basis; and

     - the risk factors or uncertainties listed from time to time in any prospectus supplement or any document incorporated into this prospectus by reference.

                                 LEGAL MATTERS

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     Unless otherwise indicated in the applicable prospectus supplement, the legal validity of securities, other than the preferred securities, will be passed upon for us by John J. Sabl, our Executive Vice President and General Counsel. Mr. Sabl is a full-time employee and owns shares and holds options to purchase shares of our common stock. Matters of Delaware law relating to the validity of the preferred securities will be passed upon for the Conseco Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Conseco Trusts.

                                    EXPERTS

     The consolidated financial statements of Conseco at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which are incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon, which as to the years 1997 and 1996, insofar as the financial statements relate to Green Tree Financial Corporation, is based on the report of KPMG LLP, independent auditors. The financial statements referred to above are incorporated herein by reference in reliance upon these reports given upon the authority of the firms as experts in accounting and auditing.










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